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                                                                  EXHIBIT 10.1.2
                             AMENDMENT NO. 1 TO THE
                          INTERNET CAPITAL GROUP, INC.
                          1999 EQUITY COMPENSATION PLAN
               (as amended and restated, effective July 25, 2001)

         WHEREAS, Internet Capital Group, Inc. (the "Company") maintains the Internet Capital Group, Inc. 1999 Equity Compensation Plan (as amended and restated, effective July 25, 2001) (the "Plan") for the benefit of its eligible employees, certain advisors and consultants who perform services for the Company, and non-employee members of the Company's Board of Directors;

         WHEREAS, the Board of Directors of the Company (the "Board") desire to amend the Plan to: (i) increase the number of shares subject to the automatic stock option grants made to individuals who are first elected as a member of the Board and who are not employees of the Company; (ii) (A) increase the number of shares subject to automatic stock option service grants to members of the Board who are not employees of the Company ("Non-Employee Directors"), (B) provide that such service grants will be made on a yearly basis to Non-Employee Directors, and (C) provide that service grants will become fully vested on the first anniversary of the date of grant; and (iii) increase the aggregate limit of initial grants and service grants that can be made to Non-Employee Directors under the Plan; and

         WHEREAS, Section 19(a) of the Plan provides that the Board may amend the Plan at any time.

         NOW, THEREFORE, in accordance with the foregoing, effective January 1, 2001, the Plan shall be amended as follows:

         1. The first sentence of Section 6(a) of the Plan shall be amended in its entirety as follows:

                  "Initial Grants. On the date that an eligible Non-Employee Director is first elected to the Board, such Non-Employee Director shall receive a Nonqualified Option under the Plan to purchase 300,000 Shares (an "Initial Grant")."

         2. Section 6(b) of the Plan shall be amended in its entirety as follows:

                  "Service Grants. Each year on the anniversary of the date that an eligible Non-Employee Director was initially elected to the Board (or, if applicable, the Board of Managers of Internet Capital Group, L.L.C.), such Non-Employee Director shall be granted a Nonqualified Stock Option for an additional 75,000 Shares (a "Service Grant")."

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         3.       Section 6(d) of the Plan shall be amended in its entirety as follows:

                  "Aggregate Limitation on Grants. Notwithstanding any provision of this Plan to the contrary, the maximum number of Shares subject to Initial Grants, Service Grants, and Conversion Grants which may be awarded to any Non-Employee Director under the Plan shall not exceed 750,000 Shares."

         4. The second sentence of Section 6(e)(ii) of the Plan shall be amended in its entirety as follows:

                  "Each Service Grant shall vest in full on the first anniversary of the date of the grant of such Option."

         IN WITNESS WHEREOF, and as evidence of the adoption of Amendment No. 1 set forth herein, the Board has caused this Amendment to be executed this 16th day of October, 2001.

                                                 INTERNET CAPITAL GROUP, INC.

                                                 BY:/s/ Henry N. Nassau
                                                    -------------------
                                                 TITLE: Managing Director
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